Exhibit 13.1

CERTIFICATION OF CARLO BOZOTTI, PRESIDENT AND CHIEF EXECUTIVE OFFICER OF
STMICROELECTRONICS N.V., PASQUALE PISTORIO, FORMER PRESIDENT AND CHIEF
EXECUTIVE OFFICER OF STMICROELECTRONICS N.V., AND CARLO FERRO, EXECUTIVE
VICE PRESIDENT AND CHIEF FINANCIAL OFFICER OF STMICROELECTRONICS N.V.,
PURSUANT TO SECTION 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of STMicroelectronics N.V. (the “Company”) on Form 20-F for the period ending December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certify that to the best of our knowledge:

1.      The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.      The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 23, 2005

/s/ Carlo Bozotti

Name:	Carlo Bozotti
Title:	President and Chief Executive Officer

Date: March 23, 2005

/s/ Pasquale Pistorio

Name:	Pasquale Pistorio
Title:	Former President and Chief Executive Officer
(Retirement effective March 18, 2005)

Date: March 23, 2005

/s/ Carlo Ferro

Name:	Carlo Ferro
Title:	Executive Vice President and Chief Financial Officer